SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2014

SELECTICA, INC.

(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

2121 South El Camino Real

San Mateo, California 94403

(Address of Principal Executive Offices)

(650) 532-1500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Selectica, Inc. (the “Company”) extended the engagement of Michael Brodsky as Executive Chairman for an additional 12 month period by entering into an amendment, effective September 1, 2014 (the “Amendment”), to his existing employment offer letter pursuant to which he would continue to serve as Executive Chairman and be paid a monthly salary of $12,500 through August 31, 2015, after which he would transition out of the position of Executive Chairman but would continue thereafter in a director capacity as Chairman of the Board. Mr. Brodsky will also be granted 25,000 restricted stock units representing shares of the Company’s common stock and an option to purchase 50,000 shares of the Company’s common stock under the Company’s 1999 Equity Incentive Plan (the “EIP”), subject to vesting quarterly over a 24-month period from September 1, 2014, whether or not Mr. Brodsky continues his employment. The restricted stock units and option will automatically accelerate and be fully vested upon a Change in Control of the Company, as defined in the EIP. All of the other terms and provisions that were in effect under Mr. Brodsky’s employment offer letter immediately prior to the execution of the Amendment will continue in effect under the Amendment.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of the stockholders of the Company (the “Annual Meeting”) was held on August 27, 2014.  The following matters were voted on at the Annual Meeting.  Each matter is more fully described in the Company’s Definitive Proxy Statement for the 2014 Annual Meeting, as filed with the SEC on July 21, 2014 (the “Proxy Statement”).

1. Election of Directors. The six nominees named in the Company’s Proxy Statement were elected as Directors, to serve until the 2015 Annual Meeting of Stockholders, with the following votes:

	FOR	AGAINST	ABSTAIN	BROKER NON VOTE
Alan Howe	3,952,381	242,381	56,285	1,077,770
Lloyd Sems	3,952,381	242,381	56,285	1,077,770
Michael J. Casey	3,952,381	242,381	56,285	1,077,770
J. Michael Gullard	4,097,298	152,439	1,310	1,077,770
Michael Brodsky	3,934,005	260,757	56,285	1,077,770
Blaine Mathieu	4,238,886	10,851	1,310	1,077,770

2. The proposal to ratify the appointment of Armanino LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2015. The proposal passed with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
5,081,659	239,904	7,254	0

3. The proposal to ratify the terms of the issuance and sale of the Company’s Series E Convertible Preferred Stock and Warrants exercisable into shares of the Company’s Common Stock, and to approve the issuance of shares of the Company’s Common Stock issuable upon the conversion of the Company’s Series E Convertible Preferred Stock and the exercise of the Warrants as required by and in accordance with NASDAQ Marketplace Rule 5635. The proposal passed with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
3,236,710	154,775	1,787	1,077,770

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment to Offer Letter, effective September 1, 2014, by and between Selectica, Inc. and Michael Brodsky.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2014

SELECTICA, INC.

By:	/s/ Todd Spartz
Name:	Todd Spartz
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Offer Letter, effective September 1, 2014, by and between Selectica, Inc. and Michael Brodsky.